Exhibit 99.1

For:

Nobel Learning Communities, Inc.

Tom Frank

Chief Financial Officer

484-947-2000

FOR IMMEDIATE RELEASE

Nobel Learning Communities, Inc. Increases Bank Facility to $75 Million

WEST CHESTER, Pa. – June 9, 2008 – Nobel Learning Communities, Inc. (NASDAQ: NLCI), a leading operator of private preschools, elementary schools, and middle schools, today announced that it has increased its bank facility from $50 million to $75 million. The Company also announced that it has closed the acquisition of the Camelback Desert Schools, which are located in the fast growing Phoenix, Arizona market.

“This increase in our borrowing capacity in extremely tight credit markets is a strong endorsement of the success of our business model and our growth strategy,” said George H. Bernstein, President & CEO of Nobel Learning Communities. “The growing recognition of our commitment to a strong educational product and unique methods of delivering 21st century skills through our network of schools is attracting an increasing number of high quality school owners interested in becoming part of Nobel Learning. As a result of this expanded borrowing capacity, we now have approximately $60 million available to capitalize on these attractive acquisition opportunities consistent with our stated growth strategy. In this fiscal year we have already completed nearly $22 million of accretive and strategic acquisitions.”

Under terms of the credit agreement the new facility may be used to fund permitted acquisitions, capital expenditures, and for general corporate purposes. The new facility also includes an accordion feature that could expand the credit facility by an additional $25 million, which would bring the total facility to $100 million. The facility has a five-year term expiring June 2013. Lender participants in the increased facility are BMO Capital Markets, Citizens Bank of PA, JPMorgan, Sun Trust Bank and TriState Capital Bank.

In addition, the Company announced that the Camelback Desert Schools (CDS) acquisition has been completed, marking the Company’s initial entry into the fast growing Phoenix, Arizona market. CDS is highly-regarded for its quality educational offering. The two CDS schools are located in affluent suburbs with demographics characteristic of Nobel Learning target markets. This acquisition is unlikely to be accretive or neutral to the Company’s near term financial results. However, CDS provides strategic value as an attractive location for entrée to a new market with tremendous potential. It is anticipated that under our management financial performance will steadily improve as it is integrated into the Nobel Learning network.

About Nobel Learning Communities

Nobel Learning Communities, Inc. is a national network of 174 nonsectarian private schools, including preschools, elementary schools, and middle schools in 15 states across the nation. Nobel Learning Communities provides high quality private education, with small class sizes, caring and skilled teachers, and attention to individual learning styles. Nobel Learning Communities also offers an array of supplemental educational services, including before- and after-school programs, the Camp Zone® summer program, learning support programs, and specialty high schools. For more information on Nobel Learning Communities, please visit www.NobelLearning.com.

Safe Harbor Statement

Except for historical information contained in this press release, the information in this press release consists of forward looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include changes in market demand, market conditions, competitive conditions including tuition price sensitivity, execution of growth strategy, changes in labor force reducing demand or need for private schools and the acceptance of newly developed and converted schools. Other risks and uncertainties are discussed in the Company’s filings with the SEC. These statements are based only on management’s knowledge and expectations on the date of this press release. The Company will not necessarily update these statements or other information in this press release based on future events or circumstances.

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